FORM 8-K SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549 CURRENT REPORT Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): April 19, 2004
UNITED STATES CELLULAR CORPORATION (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-9712 (Commission File Number)	62-1147325 (IRS Employer Identification No.)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois (Address of principal executive offices)	60631 (Zip Code)

Registrant's telephone number, including area code: (773) 399-8900
Not Applicable (Former name or former address, if changed since last report)

Item 5. Other Events

On April 19, 2004, United States Cellular Corporation (“U.S. Cellular”) issued a news release announcing that it expected to restate financial statements for the years ended December 31, 2003 and 2002 and for the interim periods for such years. A copy of the news release is attached hereto as Exhibit 99.1.

The restatements will result in technical defaults under a revolving credit agreement between U.S. Cellular and certain lenders and under certain monetization agreements between subsidiaries of U.S. Cellular and a counterparty. U.S. Cellular has not failed to make nor expects to fail to make any scheduled payment of principal or interest under such revolving credit agreements or monetization agreements. U.S. Cellular has been in discussions with the agents for the lenders and the counterparty relating to waivers by the lenders and the counterparty under such agreements. Based on such discussions, it is expected that the lenders and the counterparty will agree to waive any defaults that may occur as a result of the restatements.

Item 7. Exhibits.

(c)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

Item 12. Disclosure of Results of Operations and Financial Condition

On April 19, 2004, United States Cellular Corporation issued a news release announcing that it expected to restate financial statements for 2003 and 2002. A copy of the news release is attached hereto as Exhibit 99.1. See Item 5 for additional information.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date:   April 19, 2004

By:	/s/ Thomas S. Weber Thomas S. Weber Vice President and Controller

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EXHIBIT INDEX

The following exhibits are filed herewith as noted below.

Exhibit Number 99.1	Description of Exhibit Press release dated April 19, 2004

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